UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 29, 2016

AVALANCHE BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36579	20-5258327
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive, Suite A

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 272-6269

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

❑	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

❑	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition Agreement

On January 29, 2016, Avalanche Biotechnologies, Inc. (the “Company”) entered into an acquisition agreement (the “Agreement”) with Annapurna Therapeutics SAS, a French simplified joint stock company (“Annapurna”), certain shareholders of Annapurna (the “Contributors”), and Shareholder Representative Services LLC, a Colorado limited liability company, acting as the representative of the Contributors.

Upon the terms and subject to the conditions described in the Agreement, the Company will acquire all of the issued and outstanding capital stock of Annapurna in exchange for 13,135,189 newly issued shares of the Company’s common stock (the “Company Common Stock”), and the outstanding options or other rights to purchase capital stock of Annapurna (the “Annapurna Options”) will be converted into options relating to shares of the Company Common Stock (the “Company Options”) (together with the other transactions contemplated by the Agreement, the “Transaction”). Each Company Option will relate to the whole number of shares of Company Common Stock (rounded down to the nearest whole share) equal to the number of the shares of the common stock of Annapurna subject to such Annapurna Option multiplied by 9.5615 (the “Exchange Ratio”). The exercise price per share for the Company Option will be equal to the exercise price per share of such Annapurna Option divided by the Exchange Ratio.

The Agreement contains customary representations, warranties and covenants made by Annapurna, the Contributors and the Company, including, among other things, covenants relating to non-solicitation of alternative transactions, the Company’s and Annapurna’s conduct of their respective businesses between the date of signing the Agreement and the closing of the Transaction, and entry into an investor rights agreement providing for certain registration rights to the Contributors for resale of shares of Company Common Stock to be issued pursuant to the Transaction. The Transaction is subject to other customary closing conditions, including, among other things, receipt of approval of the Company’s stockholders of the issuance of Company Common Stock (the “Company Stock Issuance”), the absence of any law or order preventing the Transaction and receipt of all required government approvals. Following the closing of the Transaction, each of the Contributors will be restricted from selling any of the newly issued Company Common Stock until 180 days after the closing.

The Agreement may be terminated by either party under certain circumstances, including, among others, (i) if the closing of the Transaction has not occurred by the six-month anniversary of the execution of the Agreement, subject to certain exceptions, (ii) if a court or other governmental authority has issued a final and non-appealable order restraining or prohibiting the closing of the Transaction, or (iii) if the Company’s stockholders fail to approve the Company Stock Issuance or the Transaction (the “Required Company Stockholder Vote”). The Agreement may be terminated by Annapurna (i) upon a material uncured breach by the Company of any of its representations, covenants or agreements that would result in a failure of the conditions to the closing (a “Parent Material Breach”) or (ii) if the Company’s board of directors fail to recommend to, or withdraws or modifies its recommendation for, the Company’s stockholders to vote to approve the Company Stock Issuance or the Transaction, or approves or recommends, or the Company enters into an agreement relating to, an alternative transaction (a “Parent Triggering Event”). The Agreement may be terminated by the Company upon a material uncured breach by Annapurna of any of its representations, covenants or agreements that would result in a failure of the conditions to the closing.

The Agreement provides for the Company to pay to Annapurna a reverse termination fee of $4,000,000 if the Agreement is terminated by either party for the Company’s failure to obtain the Required Company Stockholder Vote or if the Agreement is terminated by Annapurna upon a Parent Triggering Event. The Agreement also provides for the Company to pay to Annapurna a termination fee of $6,000,000 (less the $4,000,000 termination fee described above, if paid) if the Agreement is terminated by either party for the Company’s failure to obtain the Required Company Stockholder Vote, the Agreement is terminated by Annapurna upon a Parent Material Breach or a Parent Triggering Event, and either (x) the Company consummates within twelve months of such termination an alternative transaction that was publicly announced or communicated in writing to the Company’s board of directors prior to such termination or (y) the Company consummates within six months of such termination an alternative transaction that is first publicly announced or otherwise communicated in writing to the Company’s board of directors following the termination of the Agreement while an alternative transaction described in foregoing clause (x) remains outstanding and not withdrawn.

The Agreement has been included to provide the stockholders of the Company with information regarding its terms. It is not intended to be a source of financial, business or operational information, or provide any other factual information, about the Company, Annapurna, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement are made only for purposes of such agreement; are as of specific dates; are solely for the benefit of the parties thereto (except as specifically set forth therein); may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosure schedules delivered by the parties in connection with the signing of the Agreement; may have been made for the purposes of allocating contractual risk between the parties to the Agreement; and may be subject to contractual standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the stockholders of the Company. Accordingly, the representations and warranties in the Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company at the time they were made and should consider the information in the Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Agreement should not be read alone, but should instead be read in conjunction with the other agreements involving the Transaction and other information regarding the Company.

Support Agreements

Concurrently with the execution of the Agreement, certain executive officers, directors and other stockholders of the Company Common Stock holding in aggregate approximately 10.3% of the outstanding shares of the Company (including restricted stock units vesting at July 29, 2016 and options exercisable at July 29, 2016 on an as converted to common stock basis) entered into support agreements with Annapurna relating to the Transaction (the “Support Agreements”). The Support Agreements provide, among other things, that the parties to the Support Agreement will vote all of the shares of the Company held by them in favor of the issuance of the shares of the Company Common Stock in connection with the Transaction.

The foregoing description of the Agreement, the Transaction and the Support Agreements is not complete and is subject to and qualified in its entirety by reference to the Agreement and the Form of Support Agreement, which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and the terms of which are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

Pursuant to the Transaction, the Company will issue shares of Company Common Stock. The number of shares to be issued, the nature of the transaction and the nature and amount of consideration received by the Company are described in Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.02.

The shares of Company Common Stock to be issued by the Company in connection with the Transaction will be issued in a private placement that will rely upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (d)

Amber Salzman, Ph.D.

Effective as of the date of the closing of the Transaction (the “Closing Date”), Amber Salzman, Ph.D., President and Chief Executive Officer of Annapurna, will become the Company’s President and Chief Operating Officer and a member of the board of directors of the Company (the “Board”). Dr. Salzman will fill a vacancy on the Board that will be created by the expansion of the Board to nine members upon the closing of the Transaction.

Dr. Salzman, age 54, has served as the President and Chief Executive Officer of Annapurna since January 2014. Prior to Annapurna, Dr. Salzman was Chief Executive Officer of Cardiokine Inc. and facilitated its acquisition by Cornerstone Therapeutics. As a member of the GlaxoSmithKline R&D executive team, Dr. Salzman led an organization that planned and managed GlaxoSmithKline’s drug-development projects and was accountable for clinical trials that were comprised of more than 30,000 patients worldwide. Dr. Salzman is also the President of the Stop ALD Foundation, a patient-advocacy group focused on driving improvements in treatments for patients with adrenoleukodystrophy or ALD. Dr. Salzman received a B.A. from Temple University and a Ph.D. from Bryn Mawr College.

There are no family relationships between Dr. Salzman and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Dr. Salzman and any other persons pursuant to which she was selected to serve as President and Chief Operating Officer of the Company following the closing of the Transaction. Dr. Salzman has no direct or indirect material interest in any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment as President and Chief Operating Officer of the Company, which will take effect upon the closing of the Transaction, Dr. Salzman and the Company have entered into an at-will employment agreement dated January 29, 2016 (the “Salzman Offer Letter”). Under the terms of the Salzman Offer Letter, Dr. Salzman will receive an annual base salary of $500,000 and will be eligible for an annual target bonus equal to 45% of her base salary earned during the bonus year based on the attainment of certain individual and corporate performance objectives to be determined by the Board.

In addition, pursuant to the terms of the Salzman Offer Letter, upon the closing of the Transaction, the Company will grant Dr. Salzman Company Options to purchase 218,000 shares of Company Common Stock (the “Salzman Option”), pursuant to the inducement grant exception under NASDAQ Rule 5635(c)(4), as an inducement that is material to Dr. Salzman in connection with her employment with the Company. The Salzman Option and the Salzman Rollover Options (as defined below), if all such options are fully exercised into shares of the Company Common Stock, will represent approximately 3% of the outstanding shares of the Company Common Stock (calculated on the basis of total number of options converted or issued to Dr. Salzman divided by basic shares outstanding as of immediately following the close of the Transaction). The Salzman Option will be granted under the Company’s 2014 Equity Inventive Award Plan (the “Plan”) and will have a per share exercise price equal to the closing sales price of the Company Common Stock on NASDAQ on the Closing Date. The Salzman Option will vest as to 25% of the total shares subject to the Salzman Option on the first anniversary of the Closing Date, and as to 1/48 of the total shares subject to the Salzman Option each month thereafter, so that the Salzman Option will be fully vested and exercisable as of the fourth anniversary of the Closing Date. For purposes of calculating the number of options required to give Dr. Salzman options to purchase an aggregate of 3% of the outstanding shares of the Company Common Stock, the grant of the Salzman Option will be combined with the Company Options that Dr. Salzman will receive pursuant to the conversion of her Annapurna Options pursuant to the Agreement (the “Salzman Rollover Options”) as described in Item 1.01 of this Current Report on Form 8-K.

The Company has also entered into its standard proprietary information and invention assignment agreement with Dr. Salzman.

Concurrently with the execution of the Salzman Offer Letter, the Company and Dr. Salzman entered into a Change in Control and Severance Agreement (the “Salzman Severance Agreement”), to take effect as of the Closing Date. Pursuant to the Salzman Severance Agreement, in the event of a termination without Cause or a Constructive Termination (each as defined in the Salzman Severance Agreement) more than three months prior to a Change in Control (as defined in the Salzman Severance Agreement) or more than twelve months after a Change in Control, Dr. Salzman will be entitled to (i) twelve months of base salary and (ii) up to twelve months of continued healthcare coverage. In the event of a termination without Cause or a Constructive Termination, in each case, within the period commencing three months prior to a Change in Control and ending twelve months following a Change in Control, Dr. Salzman will be entitled to (i) an amount equal to 1.5 times the sum of (x) her base salary and (y) target annual bonus for the year in which such termination occurs, payable in a lump sum, (ii) up to 18 months of continued healthcare coverage and (iii) the accelerated vesting of all of her outstanding equity awards. The benefits described above are conditioned upon Dr. Salzman executing and not revoking a release of claims against the Company.

In connection with Dr. Salzman’s appointment, Paul B. Cleveland will no longer serve as the Company’s President, effective as of the Closing Date. Mr. Cleveland will remain with the Company as the Company’s Chief Executive Officer and a member of the Board.

The foregoing descriptions of the Salzman Offer Letter and Salzman Severance Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed hereto as Exhibit 10.2 and Exhibit 10.3, respectively.

(e)

Paul B. Cleveland

Upon the closing of the Transaction, the Company will grant Paul B. Cleveland, the Chief Executive Officer of the Company, Company Options to purchase 381,000 shares of Company Common Stock (the “Cleveland Option”). The Cleveland Option and Mr. Cleveland’s previously granted Company Options, if all such options are fully exercised into shares of the Company Common Stock, will represent approximately 3.30% of the outstanding shares of the Company Common Stock (calculated on the basis of total number of options issued to Mr. Cleveland divided by basic shares outstanding immediately following the closing of the Transaction). The Cleveland Option will be granted under the Plan and will have a per share exercise price equal to the closing sales price of the Company Common Stock on NASDAQ on the Closing Date.

Item 7.01 Regulation FD Disclosure.

On February 1, 2016, the Company issued a press release (the “Press Release”) announcing, among other matters, the execution of the Agreement, the Transaction and Dr. Salzman’s new role at the Company upon the closing of the Transaction as President and Chief Operating Officer and as a member of the Board. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information set forth in Item 7.01 of this Current Report Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Acquisition Agreement, dated as of January 29, 2016, by and among Avalanche Biotechnologies, Inc., Annapurna Therapeutics SAS, the Contributors, and Shareholder Representative Services LLC as the Contributors’ Representative.
10.1	Form of Support and Voting Agreement
10.2	Offer Letter, dated January 29, 2016, by and between Avalanche Biotechnologies, Inc. and Amber Salzman.
10.3	Change in Control and Severance Agreement, dated January 29, 2016, by and between Amber Salzman and Avalanche Biotechnologies, Inc.
99.1	Press Release, dated February 1, 2016, issued by Avalanche Biotechnologies, Inc.

Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute a solicitation of any vote or approval. In connection with the Transaction, the Company intends to file with the SEC a proxy statement of the Company, as well as other relevant documents concerning the Transaction. INVESTORS AND SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement and other filings containing information about the Company may be obtained at the SEC website at www.sec.gov. You will also be able to obtain these documents, free of charge, from the Company by directing a written request to: Avalanche Biotechnologies, Inc., 1035 O’Brien Drive, Suite A, Menlo Park, CA 94025, Attention:

Investor Relations. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the issuance of Company Common Stock or the Transaction.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction and the Company Stock Issuance. Information regarding the special interests of these directors and executive officers in the Transaction will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the proxy statement for the Company’s 2015 Annual Meeting of Stockholders. These documents are available free of charge at the SEC web site at www.sec.gov and from Investor Relations at the Company at the address set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2016		AVALANCHE BIOTECHNOLOGIES, INC.

	By:	/s/ Paul B. Cleveland
Paul B. Cleveland, Chief Executive Officer